UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2007
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          Effective December 1, 2007, the Board of Directors of Siouxland Ethanol, LLC (the “Company”) has designated Mr. Charles Hofland and Mr. Mark Rolfes as executive officers of the Company. Mr. Hofland, age 55, serves as the Company’s General Manager and has been designated as the Company’s principal operating officer. Mr. Rolfes, age 45, was named as the Company’s Controller and has been designated as the Company’s principal accounting officer.
          Mr. Hofland has been employed by the Company since September 1, 2006 as General Manager. Mr. Hofland was previously employed by Little Sioux Corn Processors LLC since 2002 as a commodities manager.
          Mr. Rolfes joined the Company’s accounting staff in August 2007. He was previously employed by Williams & Co., PC in charge of financial statement compliance. From November 2001 to March 2004, Mr. Rolfes was employed with Great West Casualty Company as a statistical/tax accountant.
          There are no family relationships between either Mr. Hofland or Mr. Rolfes and any director or other executive officer of the Company and neither Mr. Hofland nor Mr. Rolfes was selected by the Board of Directors to serve as an executive officer pursuant to any arrangement or understanding with any person.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
December 5, 2007	/s/ Tom Lynch
Tom Lynch, President